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                                                                    EXHIBIT 23.5

                       Consent of Independent Accountants

     We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form S-4 of our reports dated May 2, 2002, except as to Notes 20 and 21 to the consolidated financial statements, which are as of November 18, 2002, relating to the consolidated financial statements and financial statement schedule of Hanover Compression Limited Partnership, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Houston, Texas
December 30, 2002